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                                                                   Exhibit 7(ff)

                                     FORM OF

                                LETTER AGREEMENT

_____________ 2007

Ms. Jane Janeczek
Citibank, N.A.
Global Transactions Services
388 Greenwich Street
New York, NY 10013

Dear Ms. Janeczek:

Please be advised that Janus Adviser Series (the "Trust") has established Janus Institutional Cash Management Fund, Janus Institutional Money Market Fund and Janus Institutional Government Money Market Fund as new series of the Trust, effective on or about February 23, 2007. Pursuant to Section 25(H) of the Global Custodial Services Agreement dated July 10, 2000, between the Trust and Citibank, N.A. ("Citibank"), the Trust hereby requests confirmation that Citibank will act as custodian for the new series under the terms of the contract.

Please indicate your acceptance of the foregoing by executing two copies of this Letter Agreement, returning one copy to the Trust and retaining one copy for your records.

JANUS ADVISER SERIES


By:
    ---------------------------------
    Stephanie Grauerholz-Lofton
    Vice President and Secretary


CITIBANK, N.A.


By:
    ---------------------------------

Agreed to this ___ day of ____ 2007

cc: Kelley Abbott Howes
    Kelly Hagg